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                                                                    EXHIBIT 23.2

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 22, 2001 on the consolidated financial statements of Kroll Inc. included in the Company's Form 10-K filed on March 26, 2002 and to all references to our Firm included in this registration statement.

                                                         /s/ Arthur Andersen LLP

Cincinnati, Ohio
May 10, 2002